Exhibit 99.1

First National Corporation Announces 18% Increase in Earnings

STRASBURG, Va., October 25, 2016 --- First National Corporation (the "Company" or "First National") (OTC: FXNC) today reported earnings of $1.7 million and earnings per share of $0.34 for the third quarter ended September 30, 2016, an 18% increase compared to $1.4 million or $0.29 per share for the second quarter of 2016.  Earnings for the third quarter of 2015 were $398 thousand or $0.08 per share.

For the nine months ended September 30, 2016, reported earnings totaled $4.2 million or $0.86 per share, compared to $729 thousand or $0.15 per share for the nine months ended September 30, 2015.  Year-to-date earnings for 2016 were positively impacted by higher revenues from net interest income and noninterest income, combined with lower noninterest expenses.  In addition, net income available to common shareholders was favorably impacted by the elimination of dividends on preferred stock.  Year-to-date earnings for 2015 were negatively impacted by integration expenses totaling $897 thousand related to the acquisition of six bank branches and the assumption of $186.8 million of deposit liabilities.

Select highlights for the third quarter include:

	Return on equity increased to 13.44%, compared to 11.90% for the second quarter of 2016, and 4.80% for the third quarter of 2015
	Net income available to common shareholders increased $261 thousand, or 18%, to $1.7 million compared to the second quarter of 2016, and increased $1.3 million compared to the third quarter of 2015
	The efficiency ratio improved to 68.56% for the quarter, compared to 71.62% in the prior quarter and 81.38% in the third quarter of 2015
	Noninterest income increased $199 thousand, or 9%, compared to the prior quarter, and increased $67 thousand, or 3%, compared to the third quarter of 2015
	Noninterest expense decreased for the fifth consecutive quarter, and decreased $848 thousand, or 13%, compared to the third quarter of 2015
	Assets per employee increased to $4.3 million, compared to $3.6 million at the end of the third quarter of 2015
	Net interest income increased $51 thousand compared to the prior quarter, and increased $421 thousand, or 8%, compared to the third quarter of 2015
	Net loans increased $5.4 million during the quarter, and increased $64.4 million, or 16%, over the prior year
	Noninterest-bearing demand deposits increased $8.9 million, or 6%, compared to the prior quarter, and increased $19.0 million, or 13%, over the prior year

"The Company improved profitability for the fifth consecutive quarter by increasing revenue and lowering expense levels," said Scott Harvard, president and chief executive officer of First National.  Harvard added, "We continued to reap the benefits of the 2015 branch deposit acquisition, executing on our strategy of deploying deposits into loans, while reducing expenses and improving efficiency.  Thanks to the hard work of our team of associates, productivity has improved from $3.6 million in assets per employee one year ago, to $4.3 million assets per employee at the end of the third quarter of 2016. We are also pleased that we have begun growing deposits in our expanded markets. Total deposits across our market footprint increased 4% from June 30, 2015 to June 30, 2016, according to FDIC data. During that same period, First Bank's total non-interest bearing deposits grew by 8%, as the company remained focused on retaining and growing low cost, non-maturity deposits."

BRANCH ACQUISITION

On April 17, 2015, First Bank (the "Bank"), the Company's banking subsidiary, completed the acquisition of six banking offices with approximately $186.8 million of deposits in the Shenandoah Valley and central Virginia regions from Bank of America, N.A. (the "Acquisition" or "Branch Acquisition").  The Company incurred integration costs related to the Acquisition, including legal and professional fees, supplies, data processing and postage expenses that totaled $897 thousand for the nine month period ended September 30, 2015.  The Company did not incur integration costs during 2016.

At September 30, 2016, deposits from the acquired branches totaled $176.3 million, which was 94% of the deposit balances assumed in the Acquisition.  The branch acquisition had a positive impact on the cost of funds for the Company.  The cost of funds for the third quarter of 2016 for acquired branches was 0.22%, compared to the total cost of funds of the Company of 0.30% for the same period.  The mix of deposits, which was comprised of a significant amount of noninterest-bearing deposits, remained consistent from the acquisition date through September 30, 2016.  The Bank assembled an experienced lending team in its south region that made a meaningful contribution to loan growth during 2015 and the first nine months of 2016.

BALANCE SHEET

Total assets of First National increased $1.3 million during the quarter to $712.7 million at September 30, 2016, and increased $23.8 million compared to one year ago.  Loans, net of the allowance for loan losses, increased $5.4 million during the quarter to $465.2 million, and increased $64.4 million, or 16%, compared to one year ago.  While net loans increased over the prior periods, the total of securities and interest-bearing deposits in banks decreased $1.2 million during the quarter to $193.0 million, and decreased $38.8 million compared to balances one year ago.

Total deposits increased $10.4 million during the quarter to $640.7 million, and were $26.8 million higher than one year ago.  When comparing the composition of the deposit portfolio at September 30, 2016 to one year ago, noninterest-bearing demand deposits increased from 24% to 26% of total deposits, while time deposits decreased from 24% to 21%.

Total shareholders' equity increased $1.7 million during the quarter to $51.0 million.  Tangible common equity totaled $49.2 million at September 30, 2016, compared to $47.3 million at June 30, 2016 and $43.2 million at September 30, 2015.  The Company exceeded its target regulatory capital ratios at quarter-end.

NET INTEREST INCOME

Net interest income increased $51 thousand to $5.8 million for the quarter, compared to the second quarter of 2016, and increased $421 thousand, or 8%, compared to $5.4 million for the third quarter of 2015.

Total interest income increased $64 thousand during the quarter to $6.3 million, compared to the second quarter of 2016 and increased $578 thousand, or 10%, compared to the third quarter of 2015.  Interest income increased when compared to the second quarter of 2016 primarily from growth in average earning assets.  Compared to the third quarter of 2015, growth in interest income resulted from growth in average earning assets, as well as a change in the earning asset mix.  The change in asset mix resulted from an increase in average loan balances to 71% of average earning assets for the third quarter of 2016, up from 62% for the third quarter of 2015.  While loan balances increased, the average balance of interest-bearing deposits in banks and securities decreased to 29% of average earning assets, down from 38% when comparing the same periods.

Total interest expense increased $13 thousand during the quarter compared to the second quarter of 2016, and increased $157 thousand, or 46%, compared to the third quarter of 2015.  Comparing the third quarter of 2016 to the same period one year ago, the increase in interest expense resulted primarily from interest on deposits and interest on subordinated debt.  There was no subordinated debt on the Company's balance sheet during the third quarter of 2015; therefore, there was no related interest expense during that period.

NONINTEREST INCOME

Noninterest income increased $199 thousand, or 9%, to $2.3 million, compared to $2.1 million for the second quarter of 2016, and increased $67 thousand, or 3%, compared to the third quarter of 2015.  All noninterest income categories improved during the quarter when compared to the second quarter of 2016.  Service charges on deposit accounts increased over the prior quarter and the same period one year ago.  Net gains on sale of loans were higher than the second quarter of 2016 as the Bank experienced an increase in the number of mortgage loan originations.

NONINTEREST EXPENSE

Noninterest expense decreased $30 thousand to $5.9 million for the third quarter compared to the prior period, and decreased $848 thousand, or 13%, compared to the third quarter of 2015.  The decrease in expenses when compared to the second quarter of 2016 was primarily attributable to lower salaries and employee benefit expense.  Comparing current period results to the third quarter of 2015, the 13% decrease in total noninterest expense was primarily attributable to lower salaries and employee benefit expense, other real estate owned, legal and professional, and marketing expense.

ASSET QUALITY/LOAN LOSS PROVISION

Credit quality continued to improve during the quarter as nonperforming assets decreased $728 thousand to 0.53% of total assets, compared to 0.63% at June 30, 2016, and 1.12% at September 30, 2015.  Loans past due between 30 and 89 days and still accruing was 0.43% of total loans, compared to 0.43% at June 30, 2016 and 0.51% at September 30, 2015.  The allowance for loan losses totaled $5.6 million at September 30, 2016, $5.7 million at June 30, 2016, and $5.6 million at September 30, 2015, representing 1.19%, 1.23%, and 1.37% of total loans, respectively.

FORWARD-LOOKING STATEMENTS

Certain information contained in this discussion may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company's future operations and are generally identified by phrases such as "the Company expects," "the Company believes" or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and other filings with the Securities and Exchange Commission.

ABOUT FIRST NATIONAL CORPORATION

First National Corporation (OTC: FXNC) is the parent company and bank holding company of First Bank, a community bank that first opened for business in 1907 in Strasburg, Virginia.  The Bank offers loan and deposit products and services through its website, www.fbvirginia.com, its mobile banking platform, a network of ATMs located throughout its market area, two loan production offices, a customer service center in a retirement community, and 14 bank branch office locations located throughout the Shenandoah Valley and central regions of Virginia.  In addition to providing traditional banking services, the Bank operates a wealth management division under the name First Bank Wealth Management.  First Bank also owns First Bank Financial Services, Inc., which invests in entities that provide investment services and title insurance.

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)
	(unaudited) For the Quarter Ended
Income Statement	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Interest income
Interest and fees on loans	$5,500	$5,370	$5,236	$5,056	$4,854
Interest on deposits in banks	73	62	48	63	61
Interest on securities	749	825	888	884	829
Dividends on restricted securities	20	21	19	18	20
Total interest income	$6,342	$6,278	$6,191	$6,021	$5,764
Interest expense
Interest on deposits	$338	$329	$333	$302	$282
Interest on federal funds purchased	-	-	3	-	-
Interest on subordinated debt	91	89	90	62	-
Interest on junior subordinated debt	65	64	61	59	56
Interest on other borrowings	1	-	5	-	-
Total interest expense	$495	$482	$492	$423	$338
Net interest income	$5,847	$5,796	$5,699	$5,598	$5,426
Provision for loan losses	-	-	-	-	-
Net interest income after provision for loan losses	$5,847	$5,796	$5,699	$5,598	$5,426
Noninterest income
Service charges on deposit accounts	$941	$914	$780	$846	$897
ATM and check card fees	529	515	488	520	529
Wealth management fees	339	334	336	496	477
Fees for other customer services	143	137	147	143	172
Income from bank owned life insurance	123	107	86	103	106
Net gains (losses) on sales of securities	4	-	6	(3)	-
Net gains on sale of loans	50	31	21	43	53
Other operating income	182	74	79	50	10
Total noninterest income	$2,311	$2,112	$1,943	$2,198	$2,244
Noninterest expense
Salaries and employee benefits	$3,183	$3,415	$3,444	$3,491	$3,637
Occupancy	380	365	424	400	396
Equipment	406	394	432	398	400
Marketing	125	120	107	94	176
Supplies	108	103	101	93	116
Legal and professional fees	179	156	311	450	243
ATM and check card fees	229	221	205	200	236
FDIC assessment	106	126	122	119	134
Bank franchise tax	89	90	103	130	131
Telecommunications expense	110	115	114	120	131
Data processing expense	160	146	128	157	130
Postage expense	56	57	69	71	73
Amortization expense	188	198	207	216	226
Other real estate owned expense (income), net	1	(49)	(72)	92	144
Net loss on disposal of premises and equipment	8	-	-	-	-
Other operating expense	525	426	422	481	528
Total noninterest expense	$5,853	$5,883	$6,117	$6,512	$6,701
Income before income taxes	$2,305	$2,025	$1,525	$1,284	$969
Income tax expense	611	592	426	343	243
Net income	$1,694	$1,433	$1,099	$941	$726
Effective dividend and accretion on preferred stock	-	-	-	128	328
Net income available to common shareholders	$1,694	$1,433	$1,099	$813	$398
Common Share and Per Common Share Data
Net income, basic	$0.34	$0.29	$0.22	$0.17	$0.08
Weighted average shares, basic	4,925,753	4,924,702	4,920,315	4,913,985	4,911,604
Net income, diluted	$0.34	$0.29	$0.22	$0.17	$0.08
Weighted average shares, diluted	4,929,922	4,926,859	4,923,117	4,916,804	4,913,461
Shares outstanding at period end	4,926,546	4,925,599	4,924,539	4,916,130	4,912,662
Tangible book value at period end	$9.99	$9.61	$9.25	$8.87	$8.80
Cash dividends	$0.03	$0.03	$0.03	$0.025	$0.025

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)
	(unaudited) For the Quarter Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Key Performance Ratios
Return on average assets	0.95%	0.82%	0.64%	0.54%	0.42%
Return on average equity	13.44%	11.90%	9.39%	7.01%	4.80%
Net interest margin	3.57%	3.62%	3.63%	3.53%	3.40%
Efficiency ratio (1)	68.56%	71.62%	77.32%	78.42%	81.38%

Average Balances
Average assets	$710,006	$705,707	$693,783	$692,263	$691,121
Average earning assets	661,624	654,535	643,358	640,880	642,234
Average shareholders' equity	50,160	48,443	47,066	53,264	60,043

Asset Quality
Loan charge-offs	$195	$136	$120	$418	$637
Loan recoveries	71	350	116	367	83
Net charge-offs (recoveries)	124	(214)	4	51	554
Non-accrual loans	3,521	4,057	4,258	3,854	4,930
Other real estate owned, net	250	442	2,112	2,679	2,760
Nonperforming assets	3,771	4,499	6,370	6,533	7,690
Loans 30 to 89 days past due, accruing	2,036	1,979	1,743	1,418	2,084
Loans over 90 days past due, accruing	59	11	124	92	147
Troubled debt restructurings, accruing	88	-	-	317	321
Special mention loans	14,238	13,392	13,796	16,372	15,706
Substandard loans, accruing	8,273	9,610	10,068	10,265	10,496

Capital Ratios (2)
Total capital	$65,759	$64,375	$62,440	$61,513	$60,232
Tier 1 capital	60,149	58,641	56,920	55,989	55,066
Common equity tier 1 capital	60,149	58,641	56,920	55,989	55,066
Total capital to risk-weighted assets	13.90%	13.66%	13.50%	13.86%	14.59%
Tier 1 capital to risk-weighted assets	12.72%	12.45%	12.30%	12.62%	13.34%
Common equity tier 1 capital to risk-weighted assets	12.72%	12.45%	12.30%	12.62%	13.34%
Leverage ratio	8.48%	8.33%	8.22%	8.12%	7.99%

Balance Sheet
Cash and due from banks	$8,955	$10,518	$10,250	$8,247	$9,890
Interest-bearing deposits in banks	47,902	40,225	29,077	31,087	66,956
Securities available for sale, at fair value	88,323	94,566	99,019	105,559	109,166
Securities held to maturity, at carrying value	55,263	57,401	64,963	66,519	54,276
Restricted securities, at cost	1,548	2,058	1,548	1,391	1,391
Loans held for sale	1,053	1,819	523	323	471
Loans, net of allowance for loan losses	465,224	459,812	448,556	433,475	400,838
Other real estate owned, net of valuation allowance	250	442	2,112	2,679	2,760
Premises and equipment, net	20,852	21,126	21,366	21,389	21,493
Accrued interest receivable	1,631	1,612	1,741	1,661	1,543
Bank owned life insurance	13,808	13,935	13,828	11,742	11,627
Core deposit intangibles, net	1,730	1,917	2,115	2,322	2,539
Other assets	6,133	5,917	5,945	5,927	5,945
Total assets	$712,672	$711,348	$701,043	$692,321	$688,895

Noninterest-bearing demand deposits	$168,204	$159,278	$161,783	$157,070	$149,178
Savings and interest-bearing demand deposits	340,884	337,589	334,599	328,945	318,510
Time deposits	131,654	133,479	136,736	141,101	146,219
Total deposits	$640,742	$630,346	$633,118	$627,116	$613,907
Other borrowings	-	12,000	-	-	7
Subordinated debt	4,926	4,921	4,917	4,913	-
Junior subordinated debt	9,279	9,279	9,279	9,279	9,279
Accrued interest payable and other liabilities	6,742	5,544	6,029	5,060	5,303
Total liabilities	$661,689	$662,090	$653,343	$646,368	$628,496

FIRST NATIONAL CORPORATION Quarterly Performance Summary (in thousands, except share and per share data)

	(unaudited)
	For the Quarter Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015

Balance Sheet (continued)
Preferred stock	$-	$-	$-	$-	$14,595
Common stock	6,158	6,157	6,156	6,145	6,141
Surplus	7,046	7,021	6,996	6,956	6,922
Retained earnings	38,223	36,676	35,391	34,440	33,917
Accumulated other comprehensive loss, net	(444)	(596)	(843)	(1,588)	(1,176)
Total shareholders' equity	$50,983	$49,258	$47,700	$45,953	$60,399
Total liabilities and shareholders' equity	$712,672	$711,348	$701,043	$692,321	$688,895

Loan Data
Mortgage loans on real estate:
Construction and land development	$34,518	$33,232	$31,505	$33,135	$29,935
Secured by farm land	695	706	931	964	984
Secured by 1-4 family residential	196,492	196,295	196,165	189,286	179,419
Other real estate loans	202,148	199,456	190,375	180,483	164,677
Loans to farmers (except those secured by real estate)	737	492	473	3,056	3,014
Commercial and industrial loans (except those secured by real estate)	25,114	24,229	23,742	20,992	16,936
Consumer installment loans	4,283	4,083	3,854	4,055	4,165
Deposit overdrafts	260	334	312	257	421
All other loans	6,587	6,719	6,719	6,771	6,862
Total loans	$470,834	$465,546	$454,076	$438,999	$406,413
Allowance for loan losses	(5,610)	(5,734)	(5,520)	(5,524)	(5,575)
Loans, net	$465,224	$459,812	$448,556	$433,475	$400,838

Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$5,500	$5,370	$5,236	$5,056	$4,854
Interest income – investments and other	842	908	955	965	910
Interest expense – deposits	(338)	(329)	(333)	(302)	(282)
Interest expense – other borrowings	(1)	-	(5)	-	-
Interest expense – subordinated debt	(91)	(89)	(90)	(62)	-
Interest expense – junior subordinated debt	(65)	(64)	(61)	(59)	(56)
Interest expense – federal funds purchased	-	-	(3)	-	-
Total net interest income	$5,847	$5,796	$5,699	$5,598	$5,426
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$26	$25	$25	$26	$26
Tax benefit realized on non-taxable interest income – municipal securities	70	73	76	71	60
Total tax benefit realized on non-taxable interest income	$96	$98	$101	$97	$86
Total tax-equivalent net interest income	$5,943	$5,894	$5,800	$5,695	$5,512

FIRST NATIONAL CORPORATION
Year-to-Date Performance Summary
(in thousands, except share and per share data)

	(unauditted) For the Nine Mongths Ended
Income Statement	September 30, 2016	September 30, 2015
Interest income
Interest and fees on loans	$16,106	$14,082
Interest on deposits in banks	183	134
Interest on securities	2,462	1,869
Dividends on restricted securities	60	59
Total interest income	$18,811	$16,144
Interest expense
Interest on deposits	$1,000	$848
Interest on federal funds purchased	3	2
Interest on subordinated debt	270	-
Interest on junior subordinated debt	190	165
Interest on other borrowings	6	3
Total interest expense	$1,469	$1,018
Net interest income	$17,342	$15,126
Recovery of loan losses	-	(100)
Net interest income after recovery of loan losses	$17,342	$15,226
Noninterest income
Service charges on deposit accounts	$2,635	$2,196
ATM and check card fees	1,532	1,375
Wealth management fees	1,009	1,479
Fees for other customer services	427	463
Income from bank owned life insurance	316	270
Net gains (losses) on sales of securities	10	(52)
Net gains on sale of loans	102	158
Other operating income	335	255
Total noninterest income	$6,366	$6,144
Noninterest expense
Salaries and employee benefits	$10,042	$10,359
Occupancy	1,169	1,052
Equipment	1,232	1,103
Marketing	352	436
Supplies	312	690
Legal and professional fees	646	886
ATM and check card fees	655	581
FDIC assessment	354	265
Bank franchise tax	282	383
Telecommunications expense	339	316
Data processing expense	434	543
Postage expense	182	270
Amortization expense	593	426
Other real estate owned (income) expense, net	(120)	260
Net loss on disposal of premises and equipment	8	-
Other operating expense	1,373	1,473
Total noninterest expense	$17,853	$19,043

Income before income taxes	$5,855	$2,327
Income tax expense	1,629	613
Net income	$4,226	$1,714
Effective dividend and accretion on preferred stock	-	985
Net income available to common shareholders	$4,226	$729
Common Share and Per Common Share Data
Net income, basic	$0.86	$0.15
Weighted average shares, basic	4,923,598	4,909,470
Net income, diluted	$0.86	$0.15
Weighted average shares, diluted	4,926,380	4,911,951
Shares outstanding at period end	4,926,546	4,912,662
Tangible book value at period end	$9.99	$8.80
Cash dividends	$0.09	$0.075

FIRST NATIONAL CORPORATION
Year-to-Date Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Nine Months Ended
	September 30, 2016	September 30, 2015
Key Performance Ratios
Return on average assets	0.80%	0.37%
Return on average equity	11.62%	3.82%
Net interest margin	3.61%	3.52%
Efficiency ratio (1)	72.41%	81.85%

Average Balances
Average assets	$703,173	$626,909
Average earning assets	653,203	583,233
Average shareholders' equity	48,572	60,041

Asset Quality
Loan charge-offs	$451	$1,420
Loan recoveries	537	377
Net (recoveries) charge-offs	(86)	1,043

Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$16,106	$14,082
Interest income – investments and other	2,705	2,062
Interest expense – deposits	(1,000)	(848)
Interest expense – other borrowings	(6)	(3)
Interest expense – subordinated debt	(270)	-
Interest expense – junior subordinated debt	(190)	(165)
Interest expense – federal funds purchased	(3)	(2)
Total net interest income	$17,342	$15,126

Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$76	$79
Tax benefit realized on non-taxable interest income – municipal securities	219	133
Total tax benefit realized on non-taxable interest income	$295	$212
Total tax-equivalent net interest income	$17,637	$15,338

(1) The efficiency ratio is computed by dividing noninterest expense excluding other real estate owned income/expense, amortization of intangibles, acquisition and integration related expenses, and gains and losses on disposal of premises and equipment by the sum of net interest income on a tax-equivalent basis and noninterest income, excluding gains and losses on sales of securities and bargain purchase gain.  Tax-equivalent net interest income is calculated by adding the tax benefit realized from interest income that is nontaxable to total interest income then subtracting total interest expense. The tax rate utilized in calculating the tax benefit is 34%. See the tables above for tax-equivalent net interest income and reconciliations of net interest income to tax-equivalent net interest income.  The efficiency ratio is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency.  Such information is not prepared in accordance with U.S. generally accepted accounting principles (GAAP) and should not be construed as such.  Management believes, however, such financial information is meaningful to the reader in understanding operational performance, but cautions that such information not be viewed as a substitute for GAAP.

(2) All capital ratios reported are for the Bank.

CONTACTS

Scott C. Harvard	M. Shane Bell
President and CEO	Executive Vice President and CFO
(540) 465-9121	(540) 465-9121
sharvard@fbvirginia.com	sbell@fbvirginia.com